Exhibit 10.1

Execution Version

AMENDED AND RESTATED COLLATERAL AGREEMENT

made by

each of the Grantors (as defined herein)

in favor of

Wells Fargo Bank, National Association,

as Collateral Agent

Dated as of February 14, 2018

i

ii

SCHEDULES:

1.                                      Notice Addresses of Grantors

2.                                      Description of Pledged Securities

3.                                      Commercial Tort Claims

4.                                      Filings and Other Actions Required to Perfect Security Interests

5.                                      Legal Name, Location of Jurisdiction of Organization, Organizational Identification Number, Taxpayor Identification Number and Chief Executive Office

6.                                      Prior Names, Prior Chief Executive Office, Location of Tangible Assets

ANNEX:

1.                                      Form of Assumption Agreement

iii

This AMENDED AND RESTATED COLLATERAL AGREEMENT, dated as of February 14, 2018, is made by Jones Energy Holdings, LLC, a Delaware limited liability company (the “Borrower”) and each of its Subsidiaries that is a signatory hereto (the Borrower and each such Subsidiary that is a signatory hereto, together with any other Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof, the “Grantors”), in favor of Wells Fargo Bank, National Association, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), for the ratable benefit of the Secured Parties (such capitalized term and other capitalized terms used in this Agreement as hereinafter defined).

WHEREAS, pursuant to that certain Credit Agreement dated as of December 31, 2009 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”), the Lenders have extended commitments to make loans to the Borrower and to participate in letters of credit issued thereunder; and

WHEREAS, the Borrower and its Restricted Subsidiaries (as defined in the Credit Agreement) have entered into or may enter into certain Permitted Swap Agreements (as defined in the Credit Agreement);

WHEREAS, the Borrower and its Restricted Subsidiaries (as defined in the Credit Agreement) have entered into or may enter into arrangements for certain Bank Products (as defined in the Credit Agreement) pursuant to the terms of the Credit Agreement;

WHEREAS, pursuant to that certain Indenture, dated as of the date hereof (as amended, amended and restated, supplemented, and otherwise modified from time to time, the “Indenture”), among the Borrower, the other Grantors party thereto from time to time and UMB Bank, N.A., as trustee (the “Trustee”), the Borrower issued notes thereunder;

WHEREAS, the Grantors may incur Additional Priority Lien Debt and Priority Lien Obligations (each as defined in the Collateral Agency Agreement) from time to time, subject to the terms and conditions of the Collateral Agency Agreement;

WHEREAS, the Collateral Agent has agreed to act as collateral agent on behalf of all present and future Priority Lien Secured Parties (as defined in the Collateral Agency Agreement) with respect to the Collateral (as hereinafter defined) and is entering into this Agreement in accordance with the Collateral Agency Agreement;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the extensions of credit and the incurrence of the Priority Lien Obligations;

WHEREAS, in connection with the Credit Agreement the Borrower and certain of its Subsidiaries executed and delivered to the Administrative Agent that certain Guarantee and Collateral Agreement dated as of December 31, 2009, by the Borrower and certain of its Subsidiaries party thereto in favor of the Administrative Agent on behalf of the Secured Parties (as defined in the Credit Agreement) (as amended, restated, or otherwise modified prior to the date hereof, the “Existing Borrower GCA”); and

WHEREAS, in connection with the transactions contemplated by Amendment No. 12 (as defined in the Credit Agreement), the parties to the Existing Borrower GCA wish to, and do hereby, amend and restate the Existing Borrower GCA (to the extent such provisions therein relate to the granting of a security interest or the provision of Collateral), and the Grantors that are not party to the Existing Borrower GCA wish to become a Grantor hereunder as set forth herein.

NOW, THEREFORE, in consideration of the premises and to induce each Priority Lien Secured Party to enter into the applicable Priority Lien Documents (as defined in the Collateral Agency Agreement) and to induce the Priority Lien Secured Parties to make their respective extensions of credit to the Borrower thereunder and the extension of financial accommodations under the Permitted Swap Agreements and with respect to the Bank Products referred to above, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I
Definitions

Section 1.01          Definitions.

(a)           As used in this Agreement (as defined below), each term defined herein shall have the meaning indicated herein.  Unless otherwise defined herein, terms defined in the Collateral Agency Agreement and used herein shall have the meanings given to them in the Collateral Agency Agreement, or, if not defined therein, have the respective meanings assigned to them in the Credit Agreement, and the following terms as well as all uncapitalized terms which are defined in the UCC (as defined below) on the date hereof are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Supporting Obligations, and Tangible Chattel Paper.

(b)           The following terms shall have the following meanings:

“Account Debtor” shall mean a Person (other than any Grantor) obligated on an Account, Chattel Paper, or General Intangible.

“Agreement” shall mean this Amended and Restated Collateral Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Cash Collateral Accounts” shall mean all Deposit Accounts held with the Collateral Agent as cash collateral for letters of credit in accordance with the Credit Agreement.

“Collateral” shall have the meaning assigned such term in Section 3.01.

“Collateral Agency Agreement” means that certain Collateral Agency Agreement, dated as of the date hereof, by and among the Borrower, the other Grantors party thereto from time to time, the Trustee, the Collateral Agent, Wells Fargo Bank, N.A., as administrative agent and each other secured representative party thereto from time to time, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Collateral Agent” has the meaning set forth in the introductory paragraph to this Agreement.

“Contracts” shall mean all contracts to which any Grantor now is, or hereafter will be bound, or to which such Grantor is or hereafter will be a party, beneficiary or assignee and all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

“Contract Documents” shall mean all Instruments, Chattel Paper, letters of credit, bonds, guarantees or similar documents evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, the Contract Rights.

“Contract Rights” shall mean (i) all (A) of any Grantor’s rights to payment under any Contract or Contract Document and (B) payments due and to become due to any Grantor under any Contract or Contract Document, in each case whether as contractual obligations, damages or otherwise; (ii) all of any Grantor’s claims, rights, powers, or privileges and remedies under any Contract or Contract Document; and (iii) all of any Grantor’s rights under any Contract or Contract Document to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract or Contract Document to demand, receive, enforce or collect any of the foregoing rights or any Property which is the subject of any Contract or Contract Document, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which, as requested by the Collateral Agent, may be necessary or advisable in connection with any of the foregoing.

“Dollars” refers to lawful money of the United States of America.

“Excluded Accounts” shall mean (a) any Deposit Account, securities account or commodities account exclusively used for payroll, taxes and other employee wage and benefit payments, (b) any Deposit Account, trust account, escrow account or security deposit established pursuant to statutory obligations or for the payment of taxes or holding funds in trust for third parties in the ordinary course of business and (c) any Deposit Account, securities account or commodities account in which the aggregate amount on deposit (or, in the case of any securities account, the total fair market value of all securities held in such account) does not exceed $1,000,000 as of the end of any Business Day.

“Excluded Certificated Collateral” shall have the meaning assigned such term in Section 3.01(b).

“Excluded Contracts” shall have the meaning assigned such term in Section 3.01(b).

“Excluded Equity” shall have the meaning assigned such term in Section 3.01(b).

“Excluded Governmental Permits” shall have the meaning assigned such term in Section 3.01(b).

“Excluded Perfection Assets” shall mean, collectively (a) any Excluded Accounts and (b) any Property (i) in which a security interest cannot be perfected by the filing of a financing statement under the UCC and (ii) with respect to which the Controlling Priority Lien Representative has determined, and continues to maintain, in its reasonable discretion that the cost of perfecting a security interest in such Property outweighs any benefit that would be received by the Secured Parties therefrom; provided that any such Property shall immediately and automatically cease to constitute “Excluded Perfection Assets” if, at any time, the Controlling Priority Lien Representative determines in its reasonable discretion that the cost of perfecting a security interest in such Property no longer outweighs the benefit that would be received by the Secured Parties therefrom.

“Excluded PMSI Collateral” shall have the meaning assigned such term in Section 3.01(b).

“Excluded Real Property” shall have the meaning assigned such term in Section 3.01(b).

“Exempt Goods” shall have the meaning assigned such term in Section 5.09.

“Exempt Instruments and Chattel Paper” shall have the meaning assigned such term in Section 5.10.

“Foreign Subsidiary” shall have the meaning assigned such term in Section 3.01(b).

“Governmental Permits” shall mean any franchise, permit, certificate, license or authorization of any Governmental Authority.

“Issuers” shall mean, collectively, each Grantor or other Subsidiary of the Borrower that is an issuer of any Equity Interest.

“Obligations” shall mean, collectively, all Priority Lien Obligations.  Notwithstanding anything to the contrary contained herein or in any Priority Lien Document, no Excluded Swap Obligations shall be “Obligations”.

“Permitted Swap Agreement” shall mean any Swap Agreement entered into by any Grantor with any Hedge Bank.

“Pledged Securities” shall mean: (i) all of the Grantors’ interests in and to the Equity Interests or other ownership interests of any Issuer, including, without limitation, the Equity Interests described or referred to in Schedule 2; and (ii) (a) the certificates or instruments, if any, representing such Equity Interests, (b) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (c) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (d) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition and (e) all books and records relating to any of the Property referred to in this definition.

“Priority Lien Documents” has the meaning given to such term in the Collateral Agency Agreement.

“Secured Parties” shall mean, collectively, all Priority Lien Secured Parties.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Termination” shall mean the Discharge of Priority Lien Obligations.

“UCC” shall mean the Uniform Commercial Code, as it may be amended, from time to time in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

Section 1.02                             Other Definitional Provisions; References.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The gender of all words shall include the masculine, feminine, and neuter, as appropriate.  The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.  Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein.  Any reference herein to an exhibit, schedule or annex shall be deemed to refer to the applicable exhibit, schedule or annex attached hereto unless otherwise stated herein.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

Section 1.03                             Computation of Time Periods.  In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II
[Reserved]

ARTICLE III
Grant of Security Interest

Section 3.01                             Grant of Security Interest.

(a)                                 Each Grantor hereby pledges, assigns and transfers to the Collateral Agent, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(1)                                 all Accounts and Payment Intangibles;

(2)                                 all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

(3)                                 all Commercial Tort Claims described on Schedule 3 hereto;

(4)                                 all Cash Collateral Accounts;

(5)                                 all Documents;

(6)                                 all General Intangibles (including, without limitation, rights in and under any Swap Agreements);

(7)                                 all Goods (including, without limitation, all Inventory and all Equipment, but excluding all Fixtures);

(8)                                 all Instruments;

(9)                                 all Investment Property;

(10)                          all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(11)                          all Pledged Securities;

(12)                          all Supporting Obligations;

(13)                          all cash and Money;

(14)                          all Deposit Accounts (other than accounts exclusively used for payroll, taxes and other employee wage and benefit payments), Securities Accounts and Commodity Accounts;

(15)                          all Governmental Permits, Contracts and Contract Rights;

(16)                          all books and records pertaining to the Collateral; and

(17)                          to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing.

(b)                                 Notwithstanding anything to the contrary contained in Section 3.01(a) and other than to the extent set forth in this Section 3.01(b), the following Property shall be excluded from the lien and security interest granted hereunder (and shall, as applicable, not be included as “Collateral”, “Inventory”, “Equipment”, “General Intangibles”, “Investment Property”, “Proceeds”, “Instruments” or “Chattel Paper” for the purposes of this Agreement): (i) any Contract, Contract Document or other document (and any Contract Rights arising thereunder) to which any of the Grantors is a party and any Governmental Permit held by a Grantor, in any case to the extent (but only to the extent) that a Grantor is prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon any such Property by reason of (A) an existing and enforceable negative pledge or anti-assignment provision or (B) any Governmental Requirement to which such Grantor or its Property is subject (all such Contracts, Contract Documents, and other documents being the “Excluded Contracts”) and all such Governmental Permits being the “Excluded Governmental Permits”); provided, however , that (x) the exclusion from the lien and security interest granted by such Grantor hereunder of any Contract Rights or Governmental Permit of any of the Grantors under one or more of the Excluded Contracts or Excluded Governmental Permits shall not limit, restrict or impair the grant by such Grantor of the lien and security interest in any Accounts or receivables arising under any such Excluded Contract or Excluded Governmental Permits or any payments due or to become due thereunder, and (y) any Excluded Contract or Excluded Governmental Permit shall automatically cease to be excluded from this Section 3.01(b) (and shall automatically be subject to the lien and security interest granted hereby and to the terms and provisions of this Agreement as “Collateral”), to the extent that (1) either of the prohibitions discussed in clause (A) and (B) above is ineffective or subsequently rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or under any other Governmental Requirement or is otherwise no longer in effect, or (2) the applicable Grantor has obtained the consent of the other parties to such Excluded Contract to the creation of a lien and security interest in, such Excluded Contract; (ii) as to each Grantor, more than 65% of the outstanding voting stock of (A) any entity that is a controlled foreign corporation under Section 957 of the Internal Revenue Code (or any successor provision thereto) (“Foreign Subsidiary”) and (B) any Subsidiary of a Grantor that has no Property other than Equity Interests in Foreign Subsidiaries (any such stock being the “Excluded Equity”); (iii) any Property of any Grantor which is subject to a Capital Lease Obligation (as defined in the Indenture), purchase money obligation or other debt obligation if and to the extent that (A) such Capital Lease Obligation, purchase money obligation or other debt obligation was incurred in accordance with the terms of the Priority Lien Documents and the agreements or documents granting or governing such Capital Lease Obligation, purchase money obligation or other debt obligation validly prohibit, or otherwise require any consent with respect to the granting of a Lien in the Property securing such purchase money obligation or other debt obligation and (B) such restriction described in clause (A) above relates only to the asset or assets acquired by any Grantor and attachments and accessions thereto, improvements thereof or substitutions therefor or other Property or equipment financed by the same financing source pursuant to customary cross collateral arrangements; provided that all proceeds paid or payable to any Grantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of such Capital Lease Obligations, purchase money obligations or other debt obligations secured by such assets (all such property being the “Excluded PMSI Collateral”); (iv) any real property (other than any Oil and Gas Property) owned by any Grantor that has a Fair Market Value (as defined in the Indenture) not exceeding $5,000,000 (all such property being the “Excluded Real Property”); (v) [reserved]; (vi) any motor vehicles, aircraft, rolling stock or other assets subject to certificate-of-title statutes (excluding, for the avoidance of doubt, Oil and Gas Properties) (all such property being the “Excluded Certificated Collateral”); (ix) Collateral that is or may be provided to certain Hedging Obligation (as defined in the Indenture) counterparties, certain banking product and account providers or issuers of letters of credit pursuant to the Priority Lien Documents rather than generally to the Priority Lien Secured Parties or to the Collateral Agent for the benefit of the Priority Lien Secured Parties as a whole; (x) cash or securities of any Grantor pledged to secure performance of tenders, surety or appeal bonds, government contracts, performance or return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (xi) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; and (xii) any Equity Interests in any Unrestricted Subsidiaries (as defined in the Indenture), other than Equity Interests owned by any Grantor in any Unrestricted SCOOP/STACK Subsidiary (as defined in the Indenture); provided, however, that any Proceeds received by any Grantor on account of any Excluded Contracts, Excluded Governmental Permits, Excluded Equity, Excluded PMSI Collateral, Excluded Real Property, Excluded Certificated Collateral or any other Property excluded under clauses (i) through (xii) above shall constitute Collateral unless any assets or Property constituting such Proceeds are themselves subject to the exclusions set forth in clauses (i) through (xii) above.

Section 3.02                             Transfer of Pledged Securities.  All certificates and instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Collateral Agent or a Person designated by the Collateral Agent and, in the case of an instrument or certificate in registered form, shall be duly endorsed to the Collateral Agent or in blank by an effective endorsement (whether on the certificate or instrument or on a separate writing), and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Collateral Agent.  Notwithstanding the preceding sentence, all Pledged Securities must be delivered or transferred in such manner, and each Grantor shall take all such further action as may be requested by the Collateral Agent, as to permit the Collateral Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC (if the Collateral Agent otherwise qualifies as a protected purchaser).

Section 3.03                             Grantors Remains Liable under Accounts, Chattel Paper and Payment Intangibles.  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Chattel Paper and Payment Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, to the same extent as if this Agreement had not been executed.  Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any such other Secured Party of any payment relating to such Account, Chattel Paper or Payment Intangible, pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

ARTICLE IV
Acknowledgments, Waivers and Consents

Section 4.01                             Acknowledgments, Waivers and Consents.

(a)                                 Each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the provision of collateral security for the obligations of Persons other than such Grantor and that until Security Termination has occurred such Grantor’s provision of collateral security for the Obligations are absolute, irrevocable and unconditional under any and all circumstances.  In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Collateral Agency Agreement and the Priority Lien Documents, that each Grantor shall remain obligated hereunder (including, without limitation, with respect to the collateral security provided by such Grantor herein) and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of the Collateral Agent and the other Secured Parties under this Agreement, the Collateral Agency Agreement and the Priority Lien Documents shall not be affected, limited, reduced, discharged or terminated in any way:

(i)                                     notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (A) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or such other Secured Party and any of the Obligations continued; (B) the Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Collateral Agent or any other Secured Party; (C) any Priority Lien Document, any Permitted Swap Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the applicable Secured Parties) may deem advisable from time to time; (D) the Borrower, any other Grantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to, any Priority Lien Document or any Permitted Swap Agreement, all or any part of the Obligations or any Collateral now or in the future serving as security for the Obligations; (E) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event (other than Security Termination) shall occur which constitutes a defense or release of sureties generally; and

(ii)                                  without regard to, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of any Priority Lien Document, any Permitted Swap Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other

Person against the Collateral Agent or any other Secured Party, (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Obligations or the failure of the Collateral Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person; or any sale, lease or transfer of any or all of the assets of any Grantor, or any changes in the shareholders of any Grantor; (D) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations; (E) any failure of the Collateral Agent or any other Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any Collateral for all or any part of the Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor’s liability under this Agreement or any other Priority Lien Document; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (G) the possibility that the Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement; or (H) any other circumstance or act whatsoever, which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Borrower for the Obligations, or of such Grantor under any guarantee contained in any Priority Lien Document or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.

(b)                                 Each Grantor hereby waives to the extent permitted by law:  (i) except as expressly provided otherwise in any Priority Lien Document, all notices to such Grantor, or to any other Person, including but not limited to, notices of the acceptance of this Agreement, the guarantee contained in any Priority Lien Document or the provision of collateral security provided herein, or the creation, renewal, extension, modification, accrual of any Obligations, or notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the guarantee contained in any Priority Lien Document or upon the collateral security provided herein, or of default in the payment or performance of any of the Obligations owed to the Collateral Agent or any other Secured Party and enforcement of any right or remedy with respect thereto; or notice of any other matters relating thereto; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in any Priority Lien Document and the collateral security provided herein and no notice of creation of the Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Grantor; and all dealings between the Borrower and any of the other Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in any Priority Lien Document and on the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Grantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Obligations, the guarantee contained in any Priority Lien Document and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(c)                                  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.  Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in any Priority Lien Document or any Property subject thereto.

Section 4.02                             No Subrogation, Contribution or Reimbursement.  Notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by the Collateral Agent or any other Secured Party, no Grantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or any other Grantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Obligations, nor shall any Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Grantor in respect of payments made by such Grantor hereunder, and each Grantor hereby expressly waives, releases, and agrees not to exercise any and all such rights of subrogation, reimbursement, indemnity and contribution.  Each Grantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Grantor may have against the Borrower, any other Grantor or against any Collateral or security or guarantee or right of offset held by the Collateral Agent or any other Secured Party shall, until Security Termination has occurred, be junior and subordinate to any rights the Collateral Agent and the other Secured Parties may have against the Borrower and such Grantor and to all right, title and interest the Collateral Agent and the other Secured Parties may have in any Collateral or security or guarantee or right of offset.  The Collateral Agent, for the benefit of the Secured Parties, may use, sell or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights any Grantor may have, and upon any disposition or sale, any rights of subrogation any Grantor may have shall terminate.

ARTICLE V
Representations and Warranties

To induce the Collateral Agent and the other Secured Parties to enter into the applicable Priority Lien Documents and to induce the Secured Parties to make their respective extensions of credit thereunder, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that:

Section 5.01                             [Reserved].

Section 5.02                             Benefit to the Grantor.  The Borrower is a member of an affiliated group of companies that includes each Grantor, and the Borrower and the other Grantors are engaged in related businesses.  Each Grantor (other than the Borrower) is an Affiliate of the Borrower and its guaranty and surety obligations pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Grantor and the Borrower.

Section 5.03                             [Reserved].

Section 5.04                             Title; No Other Liens.  Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, such Grantor has good title to all its respective items of the Collateral, in each case, free and clear of all Liens except Liens permitted by the Priority Lien Documents (subject to receipt of assignments from ExxonMobil under farmout agreements which are not more than twelve months past first production and subject to receipt of assignments from all other farmors under farmout agreements which are not more than six months past first production).  No effective financing statement or other security instrument or recording with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement, the Security Documents or as are filed to secure Liens permitted by the Priority Lien Documents, or as to which a duly authorized termination statement relating to such financing statement or other instrument has been delivered to the Collateral Agent on the date hereof or with respect to which such Lien has been discharged by the Bankruptcy Court.

Section 5.05                             Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 4 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and, if applicable, duly executed form) will constitute valid perfected security interests in all of the Collateral (other than Excluded Perfection Assets) in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral (other than Inventory sold in the ordinary course of business) from such Grantor and (b) are prior in right of priority to all other Liens on the Collateral in existence on the date hereof except for Excepted Liens that have priority over the Liens on the Collateral by operation of law and other Liens permitted under the Priority Lien Documents.

Section 5.06                             Legal Name, Organizational Status, Chief Executive Office.  On the date hereof, the correct legal name of such Grantor, such Grantor’s jurisdiction of organization, organizational number, taxpayor identification number and the location of such Grantor’s chief executive office are specified on Schedule 5.

Section 5.07                             Prior Names.  As of the date hereof, Schedule 6 correctly sets forth all names and trade names that such Grantor has used in the last five years.

Section 5.08                             Pledged Securities.  The shares (or such other interests) of Pledged Securities pledged by such Grantor hereunder constitute all the issued and outstanding shares (or such other interests) of all classes of the Equity Interests of each Issuer owned by such Grantor.  All the shares (or such other interests) of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable; and such Grantor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of any other Person, except the security interest created by this Agreement or any other Security Document and Excepted Liens.

Section 5.09                             Goods.  No portion of the Collateral constituting Goods (other than Oil and Gas Properties) having an aggregate value in excess of $2,500,000 is in the possession of a bailee that has issued a negotiable or non-negotiable document covering such Collateral, except any such Collateral (other than Oil and Gas Properties) the aggregate value of which does not exceed $2,500,000 at any time (the “Exempt Goods”).

Section 5.10                             Instruments and Chattel Paper.  Such Grantor has delivered to the Collateral Agent all Collateral constituting Instruments and Chattel Paper (other than Excluded Perfection Assets), except with respect to any such Collateral, the value of, individually or in the aggregate, does not exceed $2,500,000 (the “Exempt Instruments and Chattel Paper”).  No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Collateral Agent, and the grant of a security interest in such Collateral in favor of the Collateral Agent hereunder does not violate the rights of any other Person as a secured party.

Section 5.11                             Truth of Information; Accounts.  None of the information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Grantor to the Collateral Agent or any other Secured Party, or any other information furnished by or on behalf of any Grantor to the Collateral Agent or any other Secured Party in connection with the negotiation of this Agreement or delivered hereunder, as modified or supplemented by other information so furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of the date hereof, the place where each Grantor keeps its records concerning the Accounts, Chattel Paper and Payment Intangibles is set forth on Schedule 4.

Section 5.12                             Governmental Obligors.  None of the Account Debtors on such Grantor’s Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority.

ARTICLE VI
Covenants

Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until Security Termination has occurred:

Section 6.01                             [Reserved].

Section 6.02                             Maintenance of Perfected Security Interest; Further Documentation.

(a)                                 Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.05 and shall defend such security interest against the claims and demands of all Persons whomsoever (other than to the extent such claims and demands are permitted by the Priority Lien Documents).

(b)                                 At any time and from time to time, at the sole expense of such Grantor, such Grantor will promptly and duly give, execute, deliver, endorse, file or record any and all financing statements, continuation statements, amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or as the Collateral Agent may reasonably request to create, perfect (other than with respect to Excluded Perfection Assets), establish the priority of, or to preserve the validity, perfection (other than with respect to Excluded Perfection Assets) or priority of, the Liens granted by this Agreement or to enable the Collateral Agent or any other Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.

(c)                                  Without limiting the obligations of the Grantors under Section 6.02(b), other than with respect to Collateral constituting Excluded Perfection Assets, Exempt Goods and Exempt Instruments and Chattel Paper:  (i) such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Collateral Agent or any Secured Party) to cause the Collateral Agent to (A) have “control” (within the meaning of Sections 9-104, 9-105, 9-106, and 9-107 of the UCC) over any Collateral constituting Electronic Chattel Paper, Investment Property (including the Pledged Securities), Deposit Accounts (other than Excluded Accounts), Securities Accounts (other than Excluded Accounts), Commodity Accounts (other than Excluded Accounts), or Letter-of-Credit Rights, including, without limitation, executing and delivering any agreements, in form and substance reasonably satisfactory to the Collateral Agent, with securities intermediaries, issuers or other Persons in order to establish “control”, and each Grantor shall promptly notify the Collateral Agent and the other Secured Parties of such Grantor’s acquisition of any such Collateral, and (B) be a “protected purchaser” (as defined in Section 8-303 of the UCC); (ii) with respect to Collateral other than certificated securities and goods covered by a document in the possession of a Person other than such Grantor or the Collateral Agent, such Grantor shall obtain written acknowledgment that such Person holds possession for the Collateral

Agent’s benefit; and (iii) with respect to any Collateral constituting Goods that are in the possession of a bailee, such Grantor shall provide prompt notice to the Collateral Agent and the other Secured Parties of any such Collateral then in the possession of such bailee, and such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Collateral Agent or any other Secured Party) necessary or reasonably requested by the Collateral Agent to cause the Collateral Agent to have a perfected security interest in such Collateral under applicable law.

(d)                                 This Section 6.02 and the obligations imposed on each Grantor by this Section 6.02 shall be interpreted as broadly as possible in favor of the Collateral Agent and the other Secured Parties in order to effectuate the purpose and intent of this Agreement.

Section 6.03                             Maintenance of Records.  Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts.

Section 6.04                             [Reserved].

Section 6.05                             [Reserved].

Section 6.06                             Changes in Locations, Name, etc.  Such Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Grantor is organized.  Without limitation of any other covenant herein, such Grantor will not cause or permit (i) any change to be made in its name, identity or corporate structure or (ii) any change to such Grantor’s jurisdiction of organization, unless such Grantor shall have first (1) notified the Collateral Agent of such change at least ten (10) days (or such shorter period of time as may be reasonably acceptable to the Collateral Agent) prior to the effective date of such change, and (2) taken all action for the purpose of maintaining the perfection and priority of the Collateral Agent’s security interests under this Agreement.

Section 6.07                             [Reserved].

Section 6.08                             Limitations on Dispositions of Collateral.  The Collateral Agent and the other Secured Parties do not authorize, and such Grantor agrees not to Dispose of any of the Collateral, except to the extent permitted by the Priority Lien Documents and the Collateral Agency Agreement.

Section 6.09                             Pledged Securities.

(a)                                 If such Grantor shall become entitled to receive or shall receive any stock certificate or other instrument (including, without limitation, any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the capital stock or other Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Collateral Agent covering such certificate or instrument duly executed in blank by such Grantor and with signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations.

(a)                                 Without the prior written consent of the Collateral Agent, such Grantor will not (except in each case as permitted by the Priority Lien Documents) (i) unless otherwise permitted hereby, vote to enable, or take any other action to permit, any Issuer to issue any Equity Interest of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Priority Lien Documents), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except the security interest created by this Agreement or any other Security Document and Excepted Liens or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(b)                                 In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 6.09(a) with respect to the Pledged Securities issued by it and (iii) the terms of Section 7.01(c) and Section 7.05 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.01(c) or Section 7.05 with respect to the Pledged Securities issued by it.

(c)                                  Such Grantor shall furnish to the Collateral Agent such stock powers and other equivalent instruments of transfer as may be required to assure the transferability of and the perfection of the security interest in the Pledged Securities when and as often as may be reasonably requested by the Collateral Agent.

(d)                                 The Pledged Securities will at all times constitute not less than 100% of the capital stock or other Equity Interests of the Issuer thereof owned by any Grantor.

Section 6.10                             Reserved..

Section 6.11                             Analysis of Accounts, Etc.  Upon the occurrence and during the continuation of a Priority Lien Debt Default, the Collateral Agent shall have the right from time to time to make test verifications of the Accounts, Chattel Paper and Payment Intangibles in any manner and through any medium that it reasonably considers advisable, and each Grantor, at such Grantor’s sole cost and expense, shall furnish all such assistance and information as the Collateral Agent may require in connection therewith.  Upon the occurrence and during the continuation of a Priority Lien Debt Default, at any time and from time to time, upon the Collateral Agent’s request and at the expense of each Grantor, such Grantor shall furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts, Chattel Paper and Payment Intangibles, and all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, Chattel Paper and Payment Intangibles, including, without limitation, all original orders, invoices and shipping receipts.

Section 6.12                             Instruments and Tangible Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper (other than in each case Excluded Perfection Assets), such Instrument or Tangible Chattel Paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

Section 6.13                             [Reserved].

Section 6.14                             Commercial Tort Claims.  If such Grantor shall at any time hold or acquire a Commercial Tort Claim that satisfies the requirements of the following sentence, such Grantor shall, within thirty (30) days from the date upon which such Commercial Tort Claim satisfies such requirements, notify the Collateral Agent in a writing signed by such Grantor containing a brief description thereof, and granting to the Collateral Agent in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.  The provisions of the preceding sentence shall apply only to a Commercial Tort Claim that satisfies the following requirements:  (i) the monetary value claimed by or payable to the relevant Grantor in connection with such Commercial Tort Claim shall exceed $2,500,000, and (ii) either (A) such Grantor shall have filed a lawsuit or counterclaim or otherwise commenced legal proceedings (including, without limitation, arbitration proceedings) against the Person against whom such Commercial Tort Claim is made, or (B) such Grantor and the Person against whom such Commercial Tort Claim is asserted shall have entered into a settlement agreement with respect to such Commercial Tort Claim.  In addition, to the extent that the existence of any Commercial Tort Claim held or acquired by any Grantor is disclosed by such Grantor in any public filing with the Securities Exchange Commission or any successor thereto or analogous Governmental Authority, or to the extent that the existence of any such Commercial Tort Claim is disclosed in any press release issued by any Grantor, then the relevant Grantor shall, within thirty (30) days from the date upon which such disclosure is made, transmit to the Collateral Agent a writing signed by such Grantor containing a brief description of such Commercial Tort Claim and granting to the Collateral Agent in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

ARTICLE VII
Remedial Provisions

Section 7.01                             Pledged Securities.

(a)                                 Unless a Priority Lien Debt Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 7.01(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities, to the extent permitted in the Priority Lien Documents, and to exercise all voting and corporate rights with respect to the Pledged Securities.

(b)                                 If a Priority Lien Debt Default shall occur and be continuing, then at any time in the Collateral Agent’s discretion without notice, and subject to the terms and conditions in the Collateral Agency Agreement, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in accordance with Section 3.4 of the Collateral Agency Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for Property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder (and each Issuer party hereto hereby agrees) to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that a Priority Lien Debt Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

(d)                                 After the occurrence and during the continuation of a Priority Lien Debt Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Collateral Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 7.02                             Collections on Accounts, Etc.  The Collateral Agent hereby authorizes each Grantor to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuation of a Priority Lien Debt Default.  Upon the request of the Collateral Agent at any time after the occurrence and during the continuation of a Priority Lien Debt Default, each Grantor shall notify the Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.  The Collateral Agent may, upon the occurrence and during the continuation of a Priority Lien Debt Default, in its own name or in the name of others communicate with the Account Debtors to verify with them to its satisfaction the existence, amount and terms of any Accounts, Chattel Paper or Payment Intangibles.

Section 7.03                             Proceeds.  If required by the Collateral Agent at any time after the occurrence and during the continuation of a Priority Lien Debt Default, any payments of Accounts, Instruments, Chattel Paper and Payment Intangibles, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two Business Days from the date of sale or other disposition of such Collateral) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a collateral account maintained by the Collateral Agent, subject to withdrawal by the Collateral Agent for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the Collateral Agent for the ratable benefit of the Secured Parties, segregated from other funds of any such Grantor.  Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.  All Proceeds (including, without limitation, Proceeds constituting collections of Accounts, Chattel Paper, or Instruments) while held by the Collateral Agent (or by any Grantor in trust for the Collateral Agent for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided.  At such intervals as may be agreed upon by each Grantor and the Collateral Agent, or, if a Priority Lien Debt Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent shall apply all or any part of the funds on deposit in said collateral account on account of the Obligations in such order as the Collateral Agent may elect, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to each Grantor or to whomsoever may be lawfully entitled to receive the same.

Section 7.04                             UCC and Other Remedies.

(a)                                 Any exercise by Collateral Agent of any of its rights under this Article VII shall be subject to the Collateral Agency Agreement. If a Priority Lien Debt Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the Collateral Agency Agreement, any Priority Lien Document, and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights, remedies, powers and privileges of a secured party under the UCC (whether the UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  If a Priority Lien Debt Default shall occur and be continuing, each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  Any such sale or transfer by the Collateral Agent either to itself or to any other Person shall be absolutely free from any claim of right by Grantor, including any equity or right of redemption, stay or appraisal which Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted.  Upon any such sale or transfer, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.04, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 3.4 of the Collateral Agency Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b)                                 In the event that the Collateral Agent elects not to sell the Collateral, the Collateral Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations.  Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.  The Collateral Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral, subject to the Collateral Agency Agreement.

Section 7.05                             Private Sales of Pledged Securities.  Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.  Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 7.05 valid and binding and in compliance with any and all other applicable Governmental Requirements.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.05 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.05 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

Section 7.06                             Waiver; Deficiency.  Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

Section 7.07                             Non-Judicial Enforcement.  The Collateral Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Collateral Agent to enforce its rights by judicial process.

ARTICLE VIII
The Collateral Agent

Section 8.01                             Collateral Agent’s Appointment as Attorney-in-Fact, Etc.

(a)                                 Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following, subject to the Collateral Agency Agreement:

(i)                                     unless being disputed under clause (a) of the definition of “Excepted Liens” in the Credit Agreement, pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(ii)                                  execute, in connection with any sale provided for in Section 7.04 or Section 7.05, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)                               (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any all such moneys due under any Account, Instrument or  General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to any Grantor, and to execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (I) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 8.01(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.01(a) except in accordance with the Collateral Agency Agreement.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 8.01 shall be payable by such Grantor to the Collateral Agent on demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 8.02                             Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar Property for the account of other customers in similar transactions.  Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct (as determined in a final, non-appealable judgment of a court of competent jurisdiction).  To the fullest extent permitted by applicable law, the Collateral Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters.  Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Collateral Agent or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Collateral Agent or any other Secured Party now has or may hereafter have against any Grantor or other Person.

Section 8.03                             Execution of Financing Statements.  Pursuant to the UCC and any other applicable law, each Grantor authorizes the Collateral Agent, its counsel or its representative (but the Collateral Agent shall not be obligated), at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices to perfect the security interests of the Collateral Agent under this Agreement.  Additionally, each Grantor authorizes the Collateral Agent, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the Collateral covered thereby as “all assets of the Grantor”, “all personal property of the

Grantor” or words of similar effect.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 8.04                             Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Collateral Agency Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE IX
Subordination of Indebtedness

Section 9.01                             Subordination of All Grantor Claims.  As used herein, the term “Grantor Claims” shall mean all debts and obligations of the Borrower or any other Grantor to another Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After and during the continuation of a Priority Lien Debt Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.

Section 9.02                             Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Collateral Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims.  Each Grantor hereby assigns such dividends and payments to the Collateral Agent for the benefit of the Secured Parties for application against the Obligations as provided under Section 3.4 of the Collateral Agency Agreement.  Should the Collateral Agent or any other Secured Party receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Grantor Claims, then upon payment in full of the Obligations, the intended recipient shall become subrogated to the rights of the Collateral Agent and the other Secured Parties to the extent that such payments to the Collateral Agent and the other Secured Parties on the Grantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Collateral Agent and the other Secured Parties had not received dividends or payments upon the Grantor Claims.

Section 9.03                             Payments Held in Trust.  In the event that notwithstanding Section 9.01 and Section 9.02, any Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Collateral Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Collateral Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Collateral Agent.

Section 9.04                             Liens Subordinate.  Each Grantor agrees that, until Security Termination has occurred, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Grantor, the Collateral Agent or any other Secured Party presently exist or are hereafter created or attach.  Until Security Termination has occurred, without the prior written consent of the Collateral Agent, no Grantor shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

Section 9.05                             Notation of Records.  Upon the request of the Collateral Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE X
Miscellaneous

Section 10.01                      Waiver.  No failure on the part of the Collateral Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Priority Lien Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Priority Lien Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  The exercise by the Collateral Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any rights of set-off.

Section 10.02                      Notices.  All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 7.6 of the Collateral Agency Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.

Section 10.03                      Payment of Expenses, Indemnities, Etc.

(a)                                 Each Grantor agrees to pay or promptly reimburse the Collateral Agent and each other Secured Party for all advances, charges, fees, costs and expenses (including, without limitation, all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys’ fees, legal expenses and court costs) incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of, the Collateral Agent or any other Secured Party under this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against such Grantor under the guarantee contained in any Priority Lien Document or otherwise enforcing or preserving any rights under this Agreement and the Priority Lien Documents to which such Grantor is a party.

(b)                                 Each Grantor agrees to indemnify and pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and attorneys’ fees, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to, the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith) or the execution, delivery, enforcement, performance and administration of this Agreement, to the extent the Borrower would be required to do so pursuant to Section 7.9 of the Collateral Agency Agreement or such other applicable provision of any Priority Lien Document; and THE INDEMNITY PROVIDED HEREIN SHALL EXTEND TO EACH PERSON BEING INDEMNIFIED NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE PERSONS BEING INDEMNIFIED OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE PERSONS BEING INDEMNIFIED; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY PERSON BEING INDEMNIFIED, BE AVAILABLE TO THE EXTENT THAT (I) SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON BEING INDEMNIFIED OR (II) SUCH CLAIMS (OTHER THAN CLAIMS AGAINST THE COLLATERAL AGENT, THE ARRANGER OR THE ISSUING BANK) ARE SOLELY BETWEEN PERSONS BEING INDEMNIFIED.  All amounts for which any Grantor is liable pursuant to this Section 10.03 shall be due and payable by such Grantor to the Secured Parties upon demand.

Section 10.04                      Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 7.1 of the Collateral Agency Agreement.

Section 10.05                      Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided that, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and as otherwise permitted under the Collateral Agency Agreement and the other Priority Lien Documents.

Section 10.06                      Invalidity.  In the event that any one or more of the provisions contained in this Agreement or in any of the Priority Lien Documents to which a Grantor is a party shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other Priority Lien Document.

Section 10.07                      Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 10.08                      Survival.  The obligations of the parties under Section 10.03 shall survive Discharge of Priority Lien Obligations and the resignation or removal of the Collateral Agent.  To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Collateral Agent’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each Security Document shall continue in full force and effect.  In such event, each Security Document shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested by the Collateral Agent and the other Secured Parties to effect such reinstatement.

Section 10.09                      Captions.  Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 10.10                      Governing Law; Submission to Jurisdiction.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER PRIORITY LIEN DOCUMENTS TO WHICH A GRANTOR IS A PARTY SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, AND EACH OF THE SECURED PARTIES, THE COLLATERAL AGENT AND THE GRANTORS HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN

RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE SECURED PARTIES, THE COLLATERAL AGENT AND THE GRANTORS HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE COLLATERAL AGENT OR ANY SECURED PARTY FROM OBTAINING JURISDICTION OVER SUCH GRANTOR IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)                                  EACH OF THE SECURED PARTIES, THE COLLATERAL AGENT AND THE GRANTORS IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PERSON AT THE ADDRESS SPECIFIED ON ITS SIGNATURE PAGE OF THIS AGREEMENT OR THE COLLATERAL AGENCY AGREEMENT, AS APPLICABLE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY SECURED PARTY OR GRANTOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST SUCH GRANTOR IN ANY OTHER JURISDICTION.

(d)                                 THE COLLATERAL AGENT, EACH GRANTOR AND EACH SECURED PARTY HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY PRIORITY LIEN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; PROVIDED, THAT, FOR THE AVOIDANCE OF DOUBT, NOTHING CONTAINED IN THIS CLAUSE (II) SHALL LIMIT ANY GRANTOR’S INDEMNIFICATION OBLIGATIONS TO THE EXTENT SET FORTH IN SECTION 10.03(B) ABOVE TO THE EXTENT SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARE INCLUDED IN ANY THIRD PARTY CLAIM IN CONNECTION WITH WHICH SUCH INDEMNIFIED PERSON IS OTHERWISE ENTITLED TO INDEMNIFICATION HEREUNDER; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE APPLICABLE PRIORITY LIEN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.10.

Section 10.11                      Acknowledgments.

(a)                                 Each Grantor hereby acknowledges that:

(i)                                     it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Priority Lien Documents to which it is a party;

(ii)                                  neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the Priority Lien Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor or agent, as applicable; and

(iii)                               no joint venture is created hereby or by the Priority Lien Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

(b)                                 Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the Security Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Security Documents; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Security Documents; and has received the advice of its attorney in entering into this Agreement and the other Security Documents; and that it recognizes that certain of the terms of this Agreement and the other Security Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability.  Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the other Security Documents on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”

(c)                                  Each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against the Borrower, any other Grantor, the Secured Parties or any other Person or against any Collateral.  If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 10.12                      Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to any Priority Lien Document and is not a signatory hereto shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

Section 10.13                      Set-Off.  Each Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Secured Party may otherwise have, each Secured Party shall have the right and be entitled (after consultation with the Collateral Agent), at its option, to offset (i) balances held by it or by any of its Affiliates for account of any Grantor or any Subsidiary at any of its offices, in Dollars or in any other currency, and (ii) amounts due and payable to such Lender (or any Affiliate of such Lender) under any Permitted Swap Agreement, against any principal of or interest on any of such Secured Party’s Loans, or any other amount due and payable to such Secured Party hereunder, which is not paid when due (regardless of whether such balances are then due to such Person), in which case it shall promptly notify the Borrower and the Collateral Agent thereof, provided that such Secured Party’s failure to give such notice shall not affect the validity thereof.

Section 10.14                      Releases.

(a)                                 Release.  The Liens created hereby shall be released automatically (a) in accordance with Sections 4.1 and 4.4 of the Collateral Agency Agreement and (b) upon Security Termination. Upon any such release, the Collateral Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, any Collateral held by the Collateral Agent hereunder which is subject to such release, and execute and deliver to the Grantors such documents as the Grantors may reasonably request to evidence such release.

(b)                                 Retention in Satisfaction.  Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Collateral Agent or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Collateral Agent and the other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 10.14(a).

Section 10.15                      Reinstatement.  The obligations of each Grantor under this Agreement (including, without limitation, with respect to the provision of Collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Grantor or any substantial part of its Property, or otherwise, all as though such payments had not been made.

Section 10.16                      Acceptance.  Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Collateral Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Collateral Agent.

Section 10.17                      Amendment and Restatement.  This Agreement amends and restates the provisions of the Existing Borrower GCA that relate to the granting of a security interest or the provision of Collateral, which agreement was assigned to the Collateral Agent pursuant to that certain Master Reaffirmation and Assignment and Assumption of Liens and Security Interests, dated as of the date hereof, by and among the Borrower, the other Grantors party thereto, Wells Fargo Bank, N.A., as administrative agent, UMB Bank, N.A., as trustee and the Collateral Agent.  This Agreement renews, continues and extends all security interests granted by Grantors which are existing by virtue of the Existing Borrower GCA, but the terms, provisions and conditions of such security interests shall hereafter be governed in all respects by this Agreement and any amendments, amendments and restatements, supplements or other modifications hereto.  Notwithstanding the fact that the Collateral described in and subject to the Existing Borrower GCA is subject to the security interests existing by virtue of this Agreement, this Agreement does not, and shall not be construed to, release, novate, discharge, extinguish or diminish, in any way, the security interests granted by Grantors named in this Agreement existing by virtue of the Existing Borrower GCA, or the priority thereof.  The execution and delivery of this Agreement shall not effect a novation of the Existing Borrower GCA, or the obligations and liabilities thereunder, and shall not evidence repayment or termination of the obligations and liabilities of the Grantors under the Existing Borrower GCA. Each Grantor hereby acknowledges, agrees to comply with and agrees to take any actions reasonably requested by the Collateral Agent to facilitate the occurrence of the actions contemplated in this Section 10.17.

Section 10.18                      No Oral Agreements.  THIS AGREEMENT, THE COLLATERAL AGENCY AGREEMENT AND THE PRIORITY LIEN DOCUMENTS (OTHER THAN THE LETTERS OF CREDIT ISSUED UNDER THE CREDIT AGREEMENT) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.  THIS AGREEMENT, THE COLLATERAL AGENCY AGREEMENT AND THE PRIORITY LIEN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 10.19                      Collateral Agent.

(a)                                 The parties acknowledge that all of the rights, protections, immunities and powers (including, without limitation, the right to indemnification) applicable to Wells Fargo Bank, National Association as Collateral Agent under the Collateral Agency Agreement are hereby incorporated by reference and shall be applicable to Wells Fargo Bank, National Association as Collateral Agent under this Agreement as if fully set forth herein.

(b)                                 It is understood that any reference to the Collateral Agent taking any action, making any determinations, requests, directions, consents or elections, deeming any action or document reasonable, appropriate or satisfactory, exercising discretion, or exercising any rights or duties under this Agreement shall be pursuant to written direction from the Controlling Priority Lien Representative.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	JONES ENERGY HOLDINGS, LLC

	By:	/s/ Robert J. Brooks
Name: Robert J. Brooks
Title: Executive Vice President and Chief Financial Officer

GRANTORS:	NOSLEY ASSETS, LLC

	By:	/s/ Robert J. Brooks
Name: Robert J. Brooks
Title: Executive Vice President and Chief Financial Officer

JONES ENERGY, LLC

	By:	/s/ Robert J. Brooks
Name: Robert J. Brooks
Title: Executive Vice President and Chief Financial Officer

NOSLEY SCOOP, LLC

	By:	/s/ Robert J. Brooks
Name: Robert J. Brooks
Title: Executive Vice President and Chief Financial Officer

NOSLEY ACQUISITION, LLC

	By:	/s/ Robert J. Brooks
Name: Robert J. Brooks
Title: Executive Vice President and Chief Financial Officer

JONES ENERGY FINANCE CORP.

	By:	/s/ Robert J. Brooks
Name: Robert J. Brooks
Title: Executive Vice President and Chief Financial Officer

SIGNATURE PAGE

COLLATERAL AGREEMENT

Acknowledged and Agreed to as
of the date hereof by:

COLLATERAL AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Michael Pinzon
Name: Michael Pinzon
Title:Vice President

SIGNATURE PAGE

COLLATERAL AGREEMENT

Schedule 1

NOTICE ADDRESSES OF GRANTORS

To each Grantor:

c/o Jones Energy Holdings, LLC

Notice Address:

Attn:  Robert J. Brooks

807 Las Cimas Parkway

Suite 350

Austin, TX 78746

Telephone: 512-493-4899

Schedule 1 - 1

Schedule 2

DESCRIPTION OF PLEDGED SECURITIES

Pledged Securities:

Holder of Ownership Interest	Issuer	Description of Holder’s Ownership Interest	Certificate No. (if applicable)
Jones Energy Holdings, LLC	Jones Energy, LLC	100% limited liability company interest	Uncertificated
	Nosley Assets, LLC	100% limited liability company interest	Uncertificated
	Jones Energy Finance Corp.	1000 shares of Capital Stock	1
	CCPR Sub LLC	100% limited liability company interest	Uncertificated
Nosley Assets, LLC	Nosley SCOOP, LLC	100% limited liability company interest	Uncertificated
	Nosley Acquisition, LLC	100% limited liability company interest	Uncertificated
Jones Energy, LLC	JRJ Opco, LLC	100% limited liability company interest	Uncertificated

Schedule 2 - 1

Schedule 3

COMMERCIAL TORT CLAIMS

None.

Schedule 3 - 1

Schedule 4

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Debtor	Filing Type	Jurisdiction
Jones Energy, LLC	UCC-1	Texas
Jones Energy Holdings, LLC	UCC-1	Delaware
Nosley Assets, LLC	UCC-1	Delaware
Nosley SCOOP, LLC	UCC-1	Delaware
Nosley Acquisition, LLC	UCC-1	Delaware
Jones Energy Finance Corp.	UCC-1	Delaware

Delivery to the Collateral Agent of the following Pledged Securities:

A.                                    Stock Certificate evidencing Equity Interests of Jones Energy Finance Corp.

Schedule 4 - 1

Schedule 5

CORRECT LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION, ORGANIZATIONAL IDENTIFICATION NUMBER, TAXPAYOR IDENTIFICATION NUMBER AND CHIEF EXECUTIVE OFFICE

Correct Legal Name:	Jones Energy Holdings, LLC
Location of jurisdiction of organization:	Delaware
Organizational identification number:	4765517
Chief Executive Office	807 Las Cimas Parkway
Suite 350
Austin, TX 78746

Taxpayer identification number:	27-1495091

Correct Legal Name:	Nosley Assets, LLC
Location of jurisdiction of organization:	Delaware
Organizational identification number:	5191737
Chief Executive Office	807 Las Cimas Parkway
Suite 350
Austin, TX 78746

Taxpayer identification number:	35-2456460

Correct Legal Name:	Nosley SCOOP, LLC
Location of jurisdiction of organization:	Delaware
Organizational identification number:	6159400
Chief Executive Office	807 Las Cimas Parkway
Suite 350
Austin, TX 78746

Taxpayer identification number:	81-4171108

Correct Legal Name:	Nosley Acquisition, LLC
Location of jurisdiction of organization:	Delaware
Organizational identification number:	6210291
Chief Executive Office	807 Las Cimas Parkway
Suite 350
Austin, TX 78746

Taxpayer identification number:	81-4961548

Correct Legal Name:	Jones Energy, LLC
Location of jurisdiction of organization:	Texas

Schedule 5 - 1

Organizational identification number:	17524588617
Chief Executive Office	807 Las Cimas Parkway
Suite 350
Austin, TX 78746

Taxpayer identification number:	75-2458861

Correct Legal Name:	Jones Energy Finance Corp.
Location of jurisdiction of organization:	Delaware
Organizational identification number:	5501607
Chief Executive Office	807 Las Cimas Parkway
Suite 350
Austin, TX 78746

Taxpayer identification number:	27-1466652

Schedule 5 - 1

Schedule 6

PRIOR NAMES

1.              Nosley Assets, LLC is the survivor by merger of Crusader Holdings, LLC, Knight Energy Group, LLC, Knight Energy Management, LLC, Knight Energy Management II, LLC and RCH Upland Acquisition, LLC

2.              Jones Energy Holdings, LLC is the survivor by merger of J/M Crusader Acquisition Sub, LLC

Schedule 6 - 1

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Collateral Agreement dated as of February 14, 2018 (the “Agreement”), made by the Grantors parties thereto for the benefit of Wells Fargo Bank, National Association, as Collateral Agent.  The undersigned agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

1.                                      The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.                                      The terms of Sections 7.01(c) and 7.05 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 7.01(c) or 7.05 of the Agreement.

[NAME OF ISSUER]

By:
Title:

Address for Notices:

Fax:

*This consent is necessary only with respect to any Issuer which is not also a Grantor.  This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor.

Annex I

Assumption Agreement

ASSUMPTION AGREEMENT, dated as of                 , 20  , is made by                               , a                (the “Additional Grantor”), in favor of Wells Fargo Bank, National Association, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), for the ratable benefit of the Secured Parties (such capitalized term and other capitalized terms used in this Assumption Agreement as hereinafter defined).

W I T N E S S E T H:

WHEREAS, Jones Energy Holdings, LLC (the “Borrower”), the lenders party thereto from time to time and Wells Fargo Bank, N.A., as administrative agent, have entered into that certain Credit Agreement, dated as of December 31, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to that certain Indenture, dated as of February 14, 2018 (as amended, amended and restated, supplemented, and otherwise modified from time to time, the “Indenture”), among the Borrower, the other grantors party thereto from time to time and UMB Bank, N.A., as trustee (the “Trustee”), the Borrower issued notes thereunder;

WHEREAS, in connection with the Credit Agreement, the Indenture and any other Priority Lien Documents, the Borrower and certain of its Subsidiaries have entered into the Amended and Restated Collateral Agreement, dated as of February 14, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”; terms used herein and not defined shall have the meanings given to such terms in the Collateral Agreement) in favor of the Collateral Agent for the benefit of the Secured Parties; and

WHEREAS, the Priority Lien Documents require the Additional Grantor to become a party to the Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.                                      Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 10.12 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and expressly grants to the Collateral Agent, for the benefit of the Secured Parties (as defined in the Collateral Agreement), a security interest in all Collateral owned by such Additional Grantor to secure all of such Additional Grantor’s obligations and liabilities thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 6 to the Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article IV of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.                                      Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title: